As filed with the Securities and Exchange Commission on August 26, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ARDMORE SHIPPING CORPORATION

(Exact name of Registrant as specified in its charter)

Republic of The Marshall Islands	66-0804797
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Ardmore Shipping Corporation

Cumberland House, 1 Victoria Street, 5th Floor

Hamilton, HM 11, Bermuda

(Address of principal executive offices, including zip code)

Ardmore Shipping Corporation 2013 Equity Incentive Plan

(Full title of the plan)

Seward & Kissel LLP

Attention: Robert E. Lustrin, Esq.

One Battery Park Plaza

New York, New York 10004

(212) 574-1420

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Perkins Coie LLP

David S. Matheson

Danielle Benderly

1120 N.W. Couch Street, Tenth Floor

Portland, Oregon 97209

Telephone: (503) 727-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share to be issued pursuant to:
Ardmore Shipping Corporation 2013 Equity Incentive Plan (the “Plan”)	2,653,810	$7.24(2)	$19,213,584.40(2)	$1,934.81
Stock appreciation rights awards outstanding under the Plan.	1,346,190	$13.16(3)	$17,715,860.40(3)	$1,783.99
TOTAL:	4,000,000			$3,718.80

(1)	Includes an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to such employee benefit plan as the result of any future stock split, stock dividend or similar adjustment of the Registrant’s outstanding common stock.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended. The price per share and aggregate offering price are based on the average of the high and low sale prices of the Registrant’s Common Stock on August 25, 2016, as reported on The New York Stock Exchange.
(3)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the weighted-average grant or exercise price.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

The following documents filed with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference in this Registration Statement:

(a) Annual Report of Ardmore Shipping Corporation (the “Registrant”) on Form 20-F for the fiscal year ended December 31, 2015, as amended by that certain Amendment No. 1 on Form 20-F/A, which contains audited consolidated financial statements of the Registrant;

(b) Reports on Form 6-K dated April 13, 2016, May 4, 2016, May 27, 2016, June 7, 2016 (with respect to Exhibit 23.1 only), June 9, 2016 and August 2, 2016 (second report furnished that day);

(c) The description of the Registrant’s capital stock contained in its Registration Statement on Form 8-A filed with the Commission on July 29, 2013, including any subsequent amendments or reports filed for the purpose of updating such description; and

(d) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the period covered by the Annual Report on Form 20-F referenced above.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment that indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

The Registrant’s articles of incorporation provide that it must indemnify its directors and officers to the fullest extent authorized by law against expenses, judgments, fines and amounts paid in settlement. Ardmore Shipping Corporation is also expressly authorized to advance certain expenses (including attorneys’ fees and disbursements and court costs) to its directors and offices and carry directors’ and officers’ insurance providing indemnification for our directors, officers and certain employees for some liabilities.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

Exhibit Number	Description

5.1	Opinion of Seward & Kissel LLP, relating to the legality of securities being registered

23.1	Consent of Ernst & Young

23.2	Consent of Seward & Kissel LLP (contained in Exhibit 5.1)

24.1	Power of Attorney (contained on signature page to this Registration Statement)

99.1	Equity Incentive Plan (incorporated herein by reference to Exhibit 10.4 of our Registration Statement on Form F-1/A (Registration Number 333-189714), filed with the SEC on July 22, 2013)

Item 9. Undertakings

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”).

(b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.

(c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

Provided, however, that paragraphs (A)(1)(a) and (A)(1)(b) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda, on August 26, 2016.

ARDMORE SHIPPING CORPORATION

By:	/s/ Anthony Gurnee
Name:	Anthony Gurnee
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints Anthony Gurnee and Paul Tivnan, or either of them, with full power to act alone, as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on August 26, 2016 by the following persons in the following capacities:

Signature	Title

/s/ Anthony Gurnee Anthony Gurnee	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Paul Tivnan Paul Tivnan	Senior Vice President, Chief Financial Officer, Secretary and Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ Reginald Jones Reginald Jones	Chairman and Director

/s/ Brian Dunne Brian Dunne	Director

/s/ Niall McComiskey Niall McComiskey	Director

/s/ Peter Swift Peter Swift	Director

/s/ Alan Robert McIlwraith Alan Robert McIlwraith	Director

/s/ Albert Enste Albert Enste	Director

/s/ Curtis McWilliams Curtis McWilliams	Director

AUTHORIZED REPRESENTATIVE

Pursuant to the Securities Act of 1933, as amended, the undersigned, a duly authorized representative of Ardmore Shipping Corporation in the United States, has signed this Registration Statement on Form S-8 in the City of Newark, State of Delaware, on August 26, 2016.

AUTHORIZED REPRESENTATIVE

By:	/s/ Puglisi & Associates
Name: Puglisi & Associates
Title: Authorized Representative

INDEX TO EXHIBITS

Exhibit Number	Description

5.1	Opinion of Seward & Kissel LLP, relating to the legality of securities being registered

23.1	Consent of Ernst & Young

23.2	Consent of Seward & Kissel LLP (contained in Exhibit 5.1)

24.1	Power of Attorney (contained on signature page to this Registration Statement)

99.1	2013 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.4 of our Registration Statement on Form F-1/A (Registration Number 333-189714), filed with the SEC on July 22, 2013)